UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): June 17, 2009

RUBY CREEK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52354	26-4329046
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 400, 409 Granville Street
Vancouver, British Columbia, Canada		V6C 1T2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (604) 633-9768

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01.	Change in Control of Registrant.

     On June 17, 2009, Robert Slavik (the “Purchaser”) acquired an aggregate of 4,520,000 shares of common stock (the “Shares”) of Ruby Creek Resources, Inc. (the “Company”) from Brian Roberts, Ron Shenton, Shannon May, and Shayne May (collectively, the “Sellers”), in exchange for aggregate consideration of $49,000 (the “Stock Sale”). The Shares acquired by the Purchaser represent 54.2% of the Company’s issued and outstanding common stock. In connection with the Stock Sale, the Purchaser entered into a Loan and Pledge Agreement with Booha Family Partners (“Booha”) pursuant to which Booha loaned the Purchaser $50,000 in exchange for a secured promissory note in the principal amount of $50,000 that accrues interest at the rate of 10% per annum and is due and payable in full on June 17, 2010. Repayment of this note is secured by a first priority lien in 200,000 shares of common stock of Douglas Lake Minerals Inc. currently held by the Purchaser. The proceeds from this loan were used by the Purchaser to acquire the Shares.

     On June 18, 2009, in connection with the Stock Sale, each of Wayne Waters and Ian Foreman resigned from all positions as directors and officers of the Company. In addition, on June 18, 2009, Brian Roberts resigned all positions as an officer of the Company, but remains a member of the board of directors of the Company. To fill the vacancies created by these resignations, Robert Slavik was elected as President, Chief Executive Officer, Treasurer and Secretary of the Company. In addition, on June 18, 2009, Robert Slavik was elected to the Company’s board of directors. Mr. Slavik’s biography is provided below:

     In addition to his executive and board positions with the Company, Mr. Slavik has served as the President, Chief Executive Officer and as a member of the board of directors of Tanzanian Goldfields Company, a mining company, since 2008, President of Vitalstate since 2008, President of Ariel Resources since 2004, and as President and a member of the board of directors of Pacific Gems Trading Company, a gem and resources company, since 1999. Mr. Slavik served as the President of T-Rex Vehicles Corporation, a specialty vehicles company, from 2007 through 2008 and as a consultant for Notre Dame Capital, a Canadian venture capital company, from 2006 through 2007. He served as a consultant to Groupe InterCapital, another Canadian venture capital company, from 2006 through 2007. Mr. Slavik was the Operations Manager of Savoy Resources Corp, a China-based mining company, from 2004 through 2005 and served as that company’s president in 2004 and 2005. Mr. Slavik has college degrees in engineering and business administration from the British Columbia Institute of Technology.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

     The information required to be disclosed under this Item 5.02 is set forth above under Item 5.01 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY CREEK RESOURCES, INC.

Dated: June 23, 2009	By: /s/ Robert Slavik
Name: Robert Slavik
Title: President, Chief Executive Officer,
Treasurer and Secretary